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                                                                    EXHIBIT 10.1

                               SURRENDER AGREEMENT

         SURRENDER AGREEMENT made as of November 14, 2003 ("this Agreement") by and between STELLAR CONTINENTAL LLC ("Lessor"), GOAMERICA, INC. ("Guarantor") and GOAMERICA COMMUNICATIONS CORP. ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessee is in occupancy of approximately 43,027 gross rentable square feet of space, consisting of approximately 15,917 gross rentable square feet of space on the fourth (4th) floor of the building located at 401 Hackensack Avenue, Hackensack, New Jersey, together with 22,458 gross rentable square feet of space on the third (3rd) floor and 4,652 gross rentable square feet of space on the second (2nd) floor of the building located at 433 Hackensack Avenue, Hackensack, New Jersey (collectively, the "Premises") pursuant to a lease dated August 7, 1996 by and between Lessor and Lesser, as amended by a First Amendment to Lease dated August 24, 1998, a Second Amendment to Lease dated June 24, 1999, a Third Amendment to Lease dated made as of December 1, 1999, a Fourth Amendment to Lease dated as of February, 2000 and a Fifth Amendment to Lease dated August 22, 2000 (herein collectively referred to as the "Lease").

         WHEREAS, pursuant to the provisions of the Lease, the term of the Lease (exclusive of any and all unexercised options to renew contained in the Lease, if any) is to expire on August 31, 2010 (the "Expiration Date"); and

         WHEREAS, Lessee has requested an acceleration of the Expiration Date, upon and subject to the terms and provisions of this Agreement;

         WHEREAS, Guarantor has executed a Warrant Certificate of even date herewith in favor of Lessor; and

         WHEREAS, Lessee has executed a New Lease with Lessor (the "New Lease") of even date herewith.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, Lessor and Lessee AGREE:

         1. Words and phrases with initial capital case letters not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Lease.

         2. Lessee agrees to surrender the Premises to Lessor within ten (10) days following the date Lessor receives a Certificate of Occupancy for the demised premises under the New Lease (the "Surrender Date"). Lessor represents to Lessee that the existing sublessee may remain in possession of the premises under their sublease with Lessee, provided the sublessee is not in default of any obligation owed Lessor or Lessee under the sublease and further provided the sublessee is negotiating a new lease with Lessor in good faith. The foregoing sentence shall not in any way waive any right Lessor has under the sublease or in any other agreement with the sublessee.



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         3. On the Surrender  Date, the Lease and the term thereby demised shall automatically cease and expire as if such Surrender Date were the date originally fixed for cessation and expiration of the Lease and the term thereby demised, Lessor shall release each of the Lessee and the Guarantor from their obligations with respect to the Lease and the Guaranty, Lessee shall have no further rights or obligations under the Lease or in and to the Premises (except those obligations which, by the terms of the Lease, survive expiration or
earlier  termination  thereof),   and  Lessee  shall  immediately  (a)  pay  any
outstanding costs or fees accrued through the last day of the month in which the Surrender Date falls, and (b) surrender the Premises to Lessor broom clean, in good order, repair and condition, and in accordance with any and all provisions of the Lease applicable to the expiration of the term thereof. Notwithstanding the forgoing, Lessor and Lessee hereby agree that Lessor shall retain all fixtures, furniture and equipment on the Premises, provided Lessee's grant of such items to Lessor is made without recourse or representation to Lessor except as to title, and further provided that Lessee shall keep such items as are listed on Schedule A annexed hereto and made a part hereof (the "Retained Items"), which shall include the additional HVAC system installed by Lessee (the "Additional HVAC System"). Lessee shall repair any damage to the Premises caused by Lessee's removal of the Additional HVAC System, at Lessee's sole cost and expense, prior to the Surrender Date.

         4. As consideration for Lessor entering into this Surrender Agreement, Lessee has (i) paid Lessor the sum of Five Hundred Fifty Five Thousand Seven Hundred and Fifty Five and No/100 ($555,755.00) Dollars, which sum is equal to the amount of the drawdown made on September 24, 2003 on that certain Letter of Credit issued by Fleet National Bank, on behalf of Lessee, which Letter of Credit names Morgan Stanley Bank as beneficiary, and (ii) transferred title to Lessor in all of the Retained Items, without recourse or representation. Lessor hereby agrees that no additional sums will be due for Term Fixed Base Rent, Operating Costs, Utility and Energy Costs and Real Estate Taxes under the Lease from the date hereof through the Surrender Date.

         5. Neither Lessee's surrender of the Lease and the Premises nor Lessor's acceptance thereof shall be deemed a waiver by Lessor of Lessee's liability for any future third-party claims not known as of the date hereof resulting from Lessee's tenancy during the term of the Lease, in accordance with the provisions of the Lease.

         6. Time is of the essence to Lessee's obligations of payment and performance under this Agreement such that if Lessee shall fail to timely pay and perform its obligations under this Agreement, Lessee shall be conclusively deemed to be holding over, and Lessor shall have the right to exercise any and all rights and remedies afforded Lessor under the Lease, at law and in equity.

         7. Except as specifically provided in this Agreement, the Lease remains in full force and effect, unchanged and unmodified.

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF,  Lessor and Lessee have duly executed and delivered this Agreement the day and year first written above.

                                            LESSOR:

                                            STELLAR CONTINENTAL LLC
                                            By:  Stellar Capital Investors LLC,
                                                 Its Manager


                                            By: /s/ Authorized Signatory
                                               ---------------------------------
                                            Name:
                                            Title:



                                            LESSEE:

                                            GOAMERICA COMMUNICATIONS CORP.


                                            By:/s/ Daniel R. Luis
                                               ---------------------------------
                                            Name: Daniel R. Luis
                                            Title:Chief Executive Officer



                                            GUARANTOR:

                                            GOAMERICA, INC.


                                            By:/s/ Daniel R. Luis
                                               ---------------------------------
                                            Name:Daniel R. Luis
                                            Title:Chief Executive Officer


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                                   Schedule A
              [list of furnishings, personal property and fixtures]


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